SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC  20549







                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):
                           August 11, 1997



                            MFRI, INC.
        (Exact Name of Registrant as Specified in Charter)

          DELAWARE            0-18370             36-3922969
          (State or Other     (Commission         (IRS Employer
          Jurisdiction of     File Number)        Identification No.)
          Incorporation)


     7720 LEHIGH AVENUE, NILES, ILLINOIS          60714
     (Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:  (847) 966-1000

Item 5.   Other Events.

MFRI, INC. AND SUBSIDIARIES

SUMMARY FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

The summary financial data set forth below are derived from the financial statements appearing in or incorporated by reference elsewhere in this report. Such information should be read in conjunction with such financial statements, including the notes thereto.


                                                                                                             NINE MONTHS ENDED
                                                        YEAR ENDED JANUARY 31,                                  OCTOBER 31,
                                   1992         1993          1994           1995            1996            1995          1996
                                                                                                                        (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales                        $21,659       $25,262      $29,866          $75,495         $85,838         $65,762     $70,281
  Income from operations             1,040         1,755        2,459            2,384           4,738           3,798       5,319
 Interest expense (income)-net        (62)          (44)         (20)              496             925             574
                                                                                                                               753
 Net income                            695         1,149        1,534            1,203           2,373           1,978
                                                                                                                             2,718
  Net income per common share                          0.
                               0.25         41            0.54         0. 27            0.52            0.44               0.59
  Weighted average number of
   shares outstanding(2)             2,810         2,810        2,826            4,493           4,543           4,538
                                                                                                                             4,580

                                                                                         NINE MONTHS
                                                                   YEAR                     ENDED
                                                                   ENDED                 OCTOBER 31,
                                                                JANUARY 31,                 1996
                                                                   1996
                                                                            (UNAUDITED)
PROFORMA STATEMENT OF OPERATIONS DATA(1):
  Net sales                                                             $105,613                  $85,278
  Income from operations                                                   5,908                    6,476
  Interest expense                                                         1,592                    1,250
  Net income (2)                                                           2,676                    3,185
  Net income per common share                                             0. 54                    0.64
  Weighted average number of shares outstanding(2)                         4,949                    4,946

                                                             JANUARY 31,                                 OCTOBER 31, 1996
                                  1992         1993          1994          1995          1996        HISTORICAL     PROFORMA  (3)

                                                                             (UNAUDITED)
BALANCE SHEET DATA:
  Working capital                $ 8,012      $ 8,549       $ 14,206      $ 17,290      $ 19,677       $ 20,096        $ 20,157
  Total assets                   11,750       12,472        36,898        47,917        58,985         64,203          77,083
   Long-term  debt, less current     57           20         3,247         6,902        14,267         12,897          16,597
portion
  Stockholders' equity            9,245       10,394        21,154        23,940        26,223         29,177          32,376
  Book value per common share        3.29        3.70          7.49          5.33          5.77           6.40            6.52

(1)The proforma statement of operations data gives effect to the Acquisition as if the transaction had occurred at the beginning of the periods presented. See "Unaudited Proforma Combined Financial Information."
(2) On a proforma basis there would be no difference between primary and fully-diluted earnings per share.
(3) Gives effect to Acquisition as if it had occurred on October 31, 1996. See "Unaudited Proforma Combined Financial Information."

                     SELECTED FINANCIAL DATA

The following is a summary of certain condensed financial information of MFRI, Midwesco and the Thermal Care Business of Midwesco. The selected financial information for MFRI has been derived in part from, and should be read in conjunction with, the audited consolidated financial statements of MFRI and the related notes thereto incorporated by reference in this report. The selected financial information of Midwesco has been derived in part from, and should be read in conjunction with, the audited consolidated financial statements of Midwesco and the related notes thereto, included as part of this report. The proforma financial information of the Thermal Care Business of Midwesco is derived from the unaudited financial statements of Thermal Care. In the opinion of management, the unaudited proforma financial information of Thermal Care has been prepared on the same basis as the audited consolidated financial statements of Midwesco, and includes all such adjustments necessary for the fair presentation of financial position and results of operations for the periods noted, which adjustments are only of a normal recurring nature. See Unaudited ProForma Combined Financial Information. Results of interim periods, which include all adjustments that management considers necessary for a fair presentation thereof, are not necessarily indicative of results to be expected for the full fiscal year.

MFRI, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               YEAR ENDED JANUARY 31,
                                   1992          1993               1994              1995               1996
STATEMENT OF OPERATIONS DATA:
  Net sales (1), (2)             $ 21,659      $ 25,262            $ 29,866          $ 75,495           $ 85,838
  Cost of sales                    16,784        19,414              23,062            62,898             68,958
        Gross profit              4,875         5,848               6,804            12,597             16,880
  Selling expense                      2,136         2,238
                                                               1,186             3,832              4,585
    General  and  administrative  1,470         1,603               1,886             6,025              6,993
expense
  Management  services agreement      229            252                  282              356               564
- net
        Total operating expense    3,835         4,093               4,345            10,213             12,142

  Income from operations          1,040         1,755               2,459             2,384              4,738
   Interest  expense  (income) -          (62)        (44)                 (20)              496              925
net

  Income before income taxes      1,102         1,799               2,479             1,888              3,813
  Income tax expense                   407            650                   945               685           1,440

NET INCOME                         $    695     $   1,149               $     1,534          $     1,203 $   2,373

NET INCOME PER COMMON SHARE        $ 0.25         $   0.41         $   0.54          $   0.27             $   0.52

                                                                                    JANUARY 31,
                                                 1992             1993               1994            1995           1996
BALANCE SHEET DATA:
  Working capital                               $ 8,012          $ 8,549            $ 14,206        $ 17,290       $ 19,677
  Total assets                                  11,750           12,472             36,898          47,917         58,985
  Long-term debt, less current portion              57               20              3,247           6,902         14,267
  Stockholders' equity (3)                       9,245           10,394             21,154          23,940         26,223

                                                                 NINE MONTHS ENDED
                                                                    OCTOBER 31,
                                                    1995                     1996
                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales (1), (2)                               $ 65,762                 $ 70,281
  Cost of sales                                        52,972                  53,985
        Gross profit                               12,790                   16,296

  Selling expense                                   3,478                         4,126
  General and administrative expense                5,108                    6,376
  Management services agreement - net                      406                     475
        Total operating expense                         8,992                 10,977
  Income from operations                            3,798                    5,319
  Interest expense (income) - net                          574                     753
  Income before income taxes                        3,224                    4,566
  Income tax expense                                    1.246                    1,848
NET INCOME                                         $     1,978                $  2,718
NET INCOME PER COMMON SHARE                        $   0.44                   $    0.59

                                                      OCTOBER 31,
                                                         1996
                                                             (UNAUDITED)
BALANCE SHEET DATA:
  Working capital                                       $ 20,096
  Total assets                                          64,203
  Long-term debt, less current portion                  12,897
  Stockholders' equity (3)                              29,177

1.On January 28, 1994, MFRI, Inc. completed the acquisition of the net assets of the Perma Pipe division of Midwesco, Inc.

2.On September 30, 1994, MFRI, Inc. and a subsidiary acquired substantially all of the assets net of specified assumed liabilities of Ricwil LP.

3.The  Company  does  not have a history of paying  dividends.
Additionally, in connection with the line of credit agreement, there are covenants restricting payment of dividends.

MIDWESCO, INC.

SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                       NINE MONTHS ENDED
                                                     YEAR ENDED JANUARY 31,                             OCTOBER 31,
                                   1992        1993          1994         1995        1996              1995        1996
STATEMENT  OF  OPERATIONS   DATA
(1):
  Net sales                         $45,726      $43,037             $    $ 29,579     $29,210           $21,474     $26,809
                                                                20,519
  Cost of sales                      36,653       33,740        16,282      23,314      23,012            16,663      21,682
  Gross profit                        9,073        9,297         4,237       6,265       6,198             4,811       5,127
  Selling expense                     3,064        3,371         1,594       1,550       1,876             1,334       1,284
    General  and  administrative      5,004        4,833         2,821       3,729       3,796             2,909       2,961
expense
  Total operating expense             8,068        8,204         4,415       5,279       5,672             4,243       4,245
  Income  (loss) from continuing      1,005        1,093         (178)         986         526               568         882
operations
   Interest  expense  (income) -        449          627           963         806       1,112               772         744
net
  Other income (loss) - net             500      (2,235)         (277)         720         989               816       1,741
   Income (loss) from continuing
operations
    before income taxes               1,056      (1,769)       (1,418)         900         403               612       1,879
  Income  tax  expense (benefit)
from
    continuing operations              (87)        (521)         (614)         358         291               265         744
   Income (loss) from continuing    $ 1,143     ($1,248)        ($804)      $  542      $  112            $  347     $ 1,135
operations
  Net income (loss)                  ($120)     ($1,477)       $ 1,753      $  542       $ 112            $  347     $ 1,135
  Net income (loss) per share        ($ 10)       ($129)      $    152      $   47      $   10            $   30   $     98





                                                                    JANUARY 31,                                  OCTOBER 31,
                                     1992          1993          1994           1995           1996                 1996
BALANCE SHEET DATA:
  Working Capital                        $  5,437      $  4,632       $  2,647       $  3,518       $  4,312         $   1,719
  Total Assets                             25,014        30,056         22,408         23,446         25,411            26,819
   Long-term   debt,   less  current        5,840         3,521          5,368          6,721          8,194             4,853
portion
  Shareholders' equity                      7,667         6,145          8,332          8,958          9,070            10,205


(1) On January 28, 1994 Midwesco completed the sale of the net assets of its Perma-Pipe division to MFRI. The 1992, 1993 and 1994 statement of operations data reflects the operations of Perma-
Pipe as discontinued operations.

PROFORMA SELECTED FINANCIAL DATA
(IN THOUSANDS)

THERMAL CARE BUSINESS OF MIDWESCO, INC. (1)
 (UNAUDITED)


                                                                                                  NINE MONTHS ENDED
                                YEAR ENDED JANUARY 31,                                                     OCTOBER  31,
                                  1993          1994            1995           1996                   1995           1996
STATEMENT OF OPERATIONS DATA:
  Net sales                         $11,640         $13,127       $ 18,528        $19,775               $14,578         $14,997
  Cost of sales                       9,264           9,958         13,751         15,247                10,990          11,296
      Gross profit                    2,376           3,169          4,777          4,528                 3,588           3,701
  Selling expense                       639             779            819          1,206                   855             856
   General  and  administrative       1,800           2,479          2,335          2,004                 1,715           1,564
expense
      Total operating expense         2,439           3,258          3,154          3,210                 2,570           2,420
  Income (loss) from operations        (63)            (89)          1,623          1,318                 1,018           1,281
  Interest expense                      626             487            671            848                                   586
                                                                                                            564
  Other (income)                                                     (583)
                                                      (786)                         (995)                 (869)         (1,096)
   Income  (loss) before income       (689)             210          1,535          1,465                 1,323           1,791
taxes
  Income tax expense (benefit)        (269)              82            599            571                   521             711
NET INCOME (LOSS)                 $   (420)       $     128              $              $               $   802         $ 1,080
                                                                       936            894

                                                                                                                        OCTOBER
                                                                                                                          31,
                                                                                                                         1996
                                                                  JANUARY 31,
                                        1993              1994               1995               1996
BALANCE SHEET DATA:
  Working capital                        $  1,721           $  3,705          $   3,690          $   3,374               $     551
  Total assets                              6,503             13,829             15,994             17,768                  18,728
   Long-term  debt,  less  current          6,685              5,019              6,666              6,609                   3,680
portion
  Business unit equity                      5,509              5,637              6,573              7,467                   8,176

(1)Since  Thermal  Care has only existed
as a business unit of Midwesco, Inc., per share data is not available.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF
               OPERATIONS

INTRODUCTION

The following  is  a  discussion  of the
financial  condition  of  operations and
results of the Thermal Care Business and
the  liquidity and capital resources  of
the  Company.   Once   the   Merger  was
approved by the stockholders of MFRI and
the  shareholders of Midwesco,  Midwesco
created New Midwesco and on December 30,
1996,  contributed  to it certain assets
and   liabilities.    Midwesco,    which
consisted  principally  of  the  Thermal
Care   Business,  was  acquired  by  and
merged  into   MFRI.    The   historical
Midwesco  financial  statements included
herein  include  the financial  position
and  results  of operations  of  all  of
Midwesco's businesses,  including  those
contributed    to   New   Midwesco.    A
discussion  of the  financial  condition
and results of  operations  of  Midwesco
would include a discussion of businesses
that   were   not   acquired   by  MFRI.
Accordingly,  the  following  discussion
will    only   address   the   financial
condition  and  results of operations of
the  Thermal  Care   Business   and  the
liquidity and capital resources of the Company.
RESULTS OF OPERATIONS OF THERMAL CARE

Thermal Care's business is characterized
by a large number  of  relatively  small
orders  and  a  limited  number of large
orders.   In  fiscal  1996, the  average
order  amount was approximately  $4,700.
Generally, Thermal Care's OEM sales have
lower profit  margins than its sales for
the domestic and  international plastics
industries  and  other  markets.   Large
orders generally are  highly competitive
and result in lower profit  margins.  In
fiscal 1996, 1995 and 1994 and  the nine
months   ended   October  31,  1996,  no
customer accounted  for  10%  or more of
Thermal  Care's  net  sales.   In fiscal
years  1996, 1995 and 1994 and the  nine
months  ended  October   31,  1996,  the
impact of inflation and changing prices on Thermal Care's net sales and income from operations was not material.

Borrowings  by Midwesco to  finance  the
operating  and   investment   needs   of
Thermal  Care  and  the related interest
expense were allocated  to  Thermal Care
in   the  preparation  of  the  proforma
summary  financial statements of Thermal
Care included  herein.   The  borrowings
were assumed by MFRI in connection with the Merger.

Nine   months  ended  October  31,  1996
Compared  with Nine Months ended October
31, 1995

Net sales increased  3% from $14,578,000
to $14,997,000 due primarily  to  higher
unit   sales  of  portable  chillers  to
domestic OEM customers.

Gross profit  as  a percent of net sales
increased  from  24.6%   to   24.7%  due
primarily to a favorable product mix and greater efficiencies in the factory.

Selling expenses increased from $855,000
to   $856,000;  selling  expense  as   a
percent of net sales decreased from 5.9%
to 5.7%.   The decrease is due primarily
to lower advertising expenses.

General   and   administrative  expenses
decreased from $1,715,000 to $1,564,000;
general and administrative expenses as a
percent  of  net  sales  decreased  from
11.8% to 10.4%.  The reduction came from
reduced telephone expense as a result of
a change in carriers, and a reduction to
the  amount  of  consulting   costs  for
information systems.

Interest expense increased from $564,000
to    $586,000,   reflecting   increased
borrowing.

Fiscal  Year  1996  Compared with Fiscal
Year 1995

Net    sales    increased   6.7%    from
$18,528,000    to   $19,776,000.     The
increase is due primarily to sales for new large plants being built in the People's Republic of China producing PET
(Polyethylene - Terephthalate) beverage bottles.

Gross profit as a percent of net sales decreased from 25.8% to 22.9% primarily due to non-recurring costs associated with a reorganization of the factory work flow and an unfavorable product mix.

Selling expenses increased from $819,000
to  $1,206,000; selling  expenses  as  a
percent of net sales increased from 4.4%
to 6.1%.   The  dollar  increase  is due
primarily   to   the   addition  of  the
California    sales    office/warehouse,
related    personnel   and   advertising
promoting the office/warehouse.

General  and   administrative   expenses
decreased  from $2,335,000 to $2,004,000
and from 12.6% of sales to 10.1% of sales, due primarily to a shift in corporate administrative resources from
Thermal Care to MFRI during fiscal 1996.

Interest expense increased from $671,000 to $848,000, due to increased borrowing and an increase in interest rates.

Fiscal Year 1995  Compared  with  Fiscal
Year 1994

Net sales increased 41% from $13,127,000
to $18,528,000.  The increase was due to
domestic OEM sales, international sales,
and   sales  in  the  domestic  plastics
industry.

Gross  profit   percent  increased  from
24.1%   to   25.8%  primarily   due   to
spreading   the    fixed    portion   of
manufacturing   costs   over   a  higher
production volume, partially offset by costs of training new factory personnel for the higher production volume.

Selling expenses increased from $779,000
to  $819,000;  selling   expenses  as  a
percent of net sales decreased from 5.9%
to  4.4%.   The 5% increase  in  selling
expenses  is  due  to  an   increase  in
advertising  costs.    The  decrease  in
expense as a percent of net sales is due to the increased sales volume.

General   and  administrative   expenses
decreased from $2,479,000 to $2,335,000;
general and administrative expenses as a
percent  of  net  sales  decreased  from
18.9% to 12.6%.   The decrease is due to
lower corporate administrative  expenses
resulting  from  a  shift  in  corporate
administrative  resources  from  Thermal
Care   to   MFRI   during  fiscal  1995,
partially  offset by  increased  Thermal
Care  administrative   expenses  due  to
additional   personnel  to   accommodate
higher sales volume.

Interest expense increased from $487,000 to $671,000, due to increased borrowing.

LIQUIDITY AND  CAPITAL  RESOURCES OF THE
COMPANY

Prior to the Merger, working capital and
capital   expenditure  requirements   of
Thermal Care  have  been  funded through
operations  and borrowings by  Midwesco.
Working capital  and investment needs of
MFRI  have  historically   been   funded
through   MFRI   operations  and  MFRI's
$7,000,000  revolving  line  of  credit.
The amount outstanding under the MFRI line of credit as of October 31, 1996 was $5,250,000.

To finance a September 1994 acquisition, MFRI borrowed $4,000,000 from a bank under a term loan which is repayable in 16 consecutive quarterly installments which commenced January 31, 1995.

The Midwesco  long-term  debt assumed in
the    Acquisition    will   approximate
$6,611,000,    $5,000,000    of    which
represents assumed  bank  debt  with the
remainder   representing  assumed  lease
obligations.   The  Midwesco  bank  debt
assumed in the Acquisition will bear interest pursuant to MFRI's existing bank loan agreement. The interest rate under MFRI's loan agreement is lower than the stated interest rate on the assumed Midwesco bank debt.

On September 14, 1995  and  October  18,
1995,  respectively, Midwesco Filter and
PPI received  the proceeds of Industrial
Revenue  Bonds.    Such   proceeds   are
available   for   capital   expenditures
related    to   manufacturing   capacity
expansions and  efficiency  improvements
during a three-year period commencing in
the  fourth  quarter  of  1994  in   the
Filtration    Products    Business    in
Winchester,  Virginia  ($3,150,000)  and
the  Piping  System Products Business in
Lebanon,  Tennessee  ($3,150,000).   The
bonds mature approximately 12 years from
the date of  issuance, but the Company's
agreement with  the bank whose letter of
credit  secures payment  of  the   bonds
requires    equal    annual    principal
reductions  sufficient  to amortize  the
bonds  in  full  beginning approximately
four  years after issuance.   The  bonds
bear interest  at a variable rate, which
initially  approximated  5%  per  annum,
including   letter    of    credit   and
remarketing  fees.  Each  bond indenture
establishes a trusteed project  fund for
deposit   of  the  bond  proceeds.   The
trustee   is    authorized    to    make
disbursements from the project fund upon
requisition  from  the  Company  to  pay
costs   of  capital  expenditures  which
comply with the requirements of the loan
agreement  for  each  bond. Pending such
disbursements, the trustee  invests  the
balance   of   the   project   fund   in
investments defined by the indenture and
limited   by   applicable   law.    Such
invested  funds  totaled  $4,184,000  at
October 31, 1996. The bonds are secured by bank letters of credit which expire approximately two years from the date of issuance; the Company expects to arrange for renewal, reissuance or extension of the letter of credit prior to each expiration date during the term of the bonds.

On  May  8,  1996, the Company purchased
for approximately  $1.1  million a 10.3-
acre parcel of land with a 67,000-square
foot building adjacent to its Filtration
Products    property    in   Winchester,
Virginia  to  accommodate the  Company's
growing activities.   The  purchase  was
financed 80% by a seven-year mortgage bearing interest at 8.38% and 20% by the aforementioned revenue bonds.

Based   on  the  unaudited   pro   forma
combined balance sheet, the Company will have positive working capital in excess of $20 million and a current ratio of
1.75  to  1.  Management does not expect
Thermal Care to have a material adverse effect on the Company's liquidity and cash flow.

The Company  believes, subsequent to the
Merger,   its   working    capital   and
investment needs will require  financing
in excess of that available through  its
$7,000,000 revolving line of credit and,
accordingly, has replaced that facility,
the assumed Midwesco debt and the unpaid
portion of the $4,000,000 September 1994
term loan with $15 million of fixed rate
senior  unsecured notes bearing interest
at 7.21%  and due 2006 (the "Notes") and
a new $5 million floating rate unsecured
revolving line  of  credit  (the "Credit
Line").   The  Notes   require principal
payment  beginning  at the  end  of  the
fourth  year  and  continuing   annually
thereafter, resulting in a seven-year average life.

Item 7.    Financial Statements, PRO
FORMA   Financial   Information  and
Exhibits.

           (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                The     Consolidated
                Financial Statements
                of  Midwesco,   Inc.
                and subsidiaries  as
                of  January 31, 1996
                and 1995 and for the
                three   years  ended
                January 31, 1996 and
                as  of  October  31,
                1996  and   for  the
                nine   months  ended
                October 31, 1996 and
                1995 are included at
                pages F-1 through F-
                19.

           (b) PRO FORMA FINANCIAL INFORMATION

                The  Unaudited   Pro
                Forma       Combined
                Financial Statements
                of  MFRI,  Inc.  and
                Midwesco, Inc. as of
                October 31, 1996 and
                for the nine  months
                and    year    ended
                October 31, 1996 and
                January   31,  1996,
                respectively,    are
                included   at  pages
                PF-1 through PF-8.

           (c) EXHIBITS

                      23.1 Consent
                           of
                           Deloitte &
                           Touche
                           LLP

                         INDEX        TO
MIDWESCO, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
Independent Auditors' Report                                 F-2
Consolidated Balance Sheets at January 31, 1996 and 1995 and
October 31, 1996
(unaudited)                                                  F-3
Consolidated  Statements of Operations for each of the three years ended
January  31, 1996 and the nine months ended October 31, 1996 F-4 and 1995 (unaudited)
Consolidated  Statements of Shareholders' Equity for each of the three years
ended January 31, 1996 and the nine months ended October 31, F-5
1996 (unaudited)

Consolidated  Statements of Cash Flows for each of the three years ended
January  31, 1996 and the nine months ended October 31, 1996 F-6 and 1995 (unaudited)
Notes to Consolidated Financial Statements                   F-8
Quarterly Financial Information (unaudited)                  F-19

INDEPENDENT AUDITORS' REPORT

Board    of    Directors     and
Shareholders
 Midwesco, Inc.:

We have audited the accompanying
consolidated  balance  sheets of
Midwesco,  Inc. and subsidiaries
(the "Company")  as  of  January
31,   1996  and  1995,  and  the
related  consolidated statements
of   operations,   shareholders'
equity  and  cash flows for each
of the three years in the period
ended January  31,  1996.  These
consolidated           financial
statements        are        the
responsibility  of the Company's
management.  Our  responsibility
is  to  express  an  opinion  on
these   consolidated   financial
statements based on our audits.

We   conducted  our  audits   in
accordance     with    generally
accepted   auditing   standards.
Those standards  require that we
plan  and perform the  audit  to
obtain    reasonable   assurance
about whether  the  consolidated
financial statements are free of
material misstatement.  An audit
includes  examining, on  a  test
basis, evidence  supporting  the
amounts  and  disclosures in the
financial statements.   An audit
also   includes   assessing  the
accounting principles  used  and
significant  estimates  made  by
management,     as    well    as
evaluating the overall financial
statement   presentation.     We
believe  that our audits provide
a  reasonable   basis   for  our
opinion.

In     our     opinion,     such
consolidated           financial
statements  present  fairly,  in
all   material   respects,   the
financial position  of Midwesco,
Inc.  and  subsidiaries   as  of
January  31, 1996 and 1995,  and
the results  of their operations
and their cash flows for each of
the three years  in  the  period
ended   January   31,  1996,  in
conformity     with    generally
accepted accounting principles.

DELOITTE & TOUCHE LLP
Chicago, Illinois

May 28, 1996
(August  14,  1996   as  to  the
second paragraph of Note 6)

MIDWESCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                            OCTOBER 31,             JANUARY 31
                                                  1996
ASSETS                                      (UNAUDITED)             1996             1995
CURRENT ASSETS:
 Cash and cash equivalentss                  $ 89,000            $       111,000  $ 86,000
 Trade accounts receivable, less allowance
for
  doubtful accounts of $42,000 in 1996 and
  $43,000 in 1995                           6,091,000         3,993,000          4,669,000
 Due from affiliates                                             38,000          1,102,000
 Income tax receivable                                          363,000
 Costs and estimated earnings in excess of
  billings on uncompleted contracts           127,000           796,000            213,000
 Deferred income taxes                        467,000           428,000            473,000
Inventories, less reserve of $49,000 in
 1996 and $130,000 in 1995                  4,991,000         5,522,000          4,216,000
Prepaid expenses and other current assets            541,000          508,000         462,000
Total current assets                       12,306,000        11,759,000         11,221,000
OTHER ASSETS:
 Investment in MFRI, Inc.                   9,510,000         8,414,000          7,419,000
 Investment in Midwesco Services, Inc.      1,159,000         1,182,000          1,218,000
 Investment in and amounts due from joint
 ventures                                     215,000           297,000            110,000
 Other assets                                       226,000           154,000            141,000
    Total other assets                     11,110,000        10,047,000          8,888,000
PROPERTY, PLANT AND EQUIPMENT:
 Land, buildings and improvements           4,884,000         4,865,000          4,498,000
 Machinery and equipment                      962,000           923,000          1,185,000
 Furniture and office equipment             1,479,000         2,449,000          2,243,000
 Transportation equipment                            993,000          895,000      841,000
                                            8,318,000         9,132,000          8,767,000
Less accumulated depreciation                        4,915,000     5,527,000              5,430,000
    Property, plant and equipment - net          3,403,000         3,605,000              3,337,000
TOTAL ASSETS                                 $26,819,000       $25,411,000        $23,446,000

LIABILITIES AND                                  OCTOBER 31,                    JANUARY 31
SHAREHOLDERS' EQUITY                                     1996
                                                 (UNAUDITED)                1996                    1995
CURRENT LIABILITIES:
 Drafts payable                                              -          $ 649,000
 Accounts payable                               5,118,000              4,086,000                $ 4,168,000
 Commissions payable                              519,000                494,000                   712,000
 Other accrued expenses                           580,000                659,000                 1,056,000
 Income taxes payable                             136,000                                          173,000
 Due to affiliates                                                       708,000                   855,000
  Billings  in  excess  of  related  costs  and
estimated
  earnings on uncompleted contracts               811,000                276,000                   204,000
 Current portion of long-term debt               3,424,000                     575,000                     535,000
    Total current liabilities                  10,588,000              7,447,000                 7,703,000
LONG-TERM LIABILITIES:
 Long-term debt, less current portion           4,853,000              8,194,000                 6,721,000
 Deferred income taxes                           1,173,000                     700,000                       64,000
Total long-term liabilities                     6,026,000              8,894,000                 6,785,000
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock, $10 par value; authorized -
  50,000 shares; issued - 11,564 shares           115,000                115,000                   115,000
 Capital in excess of par value                 3,432,000              3,432,000                 3,432,000
 Retained earnings                               6,658,000                  5,523,000                   5,411,000
    Total shareholders' equity                 10,205,000              9,070,000                 8,958,000
                                                ___________             ___________             ___________
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                           $   26,819,000          $ 25,411,000            $  23,446,000

MIDWESCO,     INC.     AND
SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED JANUARY 31, 1996, 1995 AND 1994 AND
NINE-MONTH PERIODS ENDED OCTOBER 31, 1996 AND 1995

                                                        OCTOBER  31
                                                       1996                 1995
                                                                  (UNAUDITED)
SALES AND EARNED REVENUES                            $ 26,809,000         $ 21,474,000
COST OF SALES AND EARNED REVENUES                     21,682,000              16,663,000
     Gross profit                                    5,127,000            4,811,000
SELLING EXPENSE                                      1,284,000            1,334,000
GENERAL AND ADMINISTRATIVE EXPENSE                       2,961,000            2,909,000
     Income (loss) from operations                     882,000              568,000
OTHER INCOME (EXPENSE):
 Interest expense - net                               (744,000)            (772,000)
 Equity in income of MFRI, Inc.                      1,024,000              798,000
 Equity in loss of Simtech, Inc.
  Equity  in  income  (loss) of Midwesco Services,     (22,000)             (19,000)
Inc.
 Equity in income (loss) from joint ventures           667,000              (34,000)
 Amortized gain on sale of Perma-Pipe                       72,000               (71,000)
     Other income (expense)                                 997,000               18,000
     Income before income taxes                      1,879,000              612,000
INCOME TAX EXPENSE                                         744,000              265,000
NET INCOME                                            $ 1,135,000          $   347,000


                                                                            JANUARY 31
                                                                 1996                    1995                    1994
SALES AND EARNED REVENUES                                      $ 29,210,000           $ 29,579,000            $ 20,519,000
COST OF SALES AND EARNED REVENUES                                  23,012,000           23,314,000                 16,282,000
     Gross profit                                              6,198,000               6,265,000               4,237,000
SELLING EXPENSE                                                1,876,000               1,550,000               1,594,000
GENERAL AND ADMINISTRATIVE EXPENSE                                   3,796,000               3,729,000          2,821,000
     Income (loss) from operations                               526,000                 986,000                (178,000)
OTHER INCOME (EXPENSE):
 Interest expense - net                                       (1,112,000)               (806,000)               (963,000)
 Equity in income of MFRI, Inc.                                  900,000                 463,000                 786,000
 Equity in loss of Simtech, Inc.                                                                                  (4,000)
 Equity in income (loss) of Midwesco Services, Inc.              (36,000)                101,000                  (7,000)
 Equity in income (loss) from joint ventures                      30,000                  36,000              (1,052,000)
 Amortized gain on sale of Perma-Pipe                                    95,000                 120,000
     Other income (expense)                                           (123,000)                 (86,000)           (1,240,000)
     Income (loss) before income taxes                           403,000                 900,000              (1,418,000)
INCOME TAX EXPENSE (BENEFIT)                                            291,000                358,000               (614,000)
     Income (loss) from continuing operations                    112,000                 542,000                (804,000)
DISCONTINUED OPERATIONS:
  Income from discontinued operations of Perma Pipe division less
  applicable income taxes of $495,000 in 1994                                                                    825,000
 Recognized gain on sale of Perma-Pipe Division
  less applicable income taxes of $1,107,000 in 1994                                                           1,732,000
NET INCOME                                                    $        112,000        $        542,000        $     1,753,000

MIDWESCO,   INC.  AND
SUBSIDIARIES

CONSOLIDATED
STATEMENTS         OF
SHAREHOLDERS'  EQUITY
YEARS  ENDED  JANUARY
31,  1996,  1995  AND
1994  AND  NINE-MONTH
PERIOD ENDED  OCTOBER
31, 1996

                                                     PREFERRED STOCK                    COMMON STOCK                CAPITAL IN
                                                  NUMBER                            NUMBER                           EXCESS OF
                                                 OF SHARES         AMOUNT          OF SHARES         AMOUNT          PAR VALUE
BALANCE, FEBRUARY 1, 1993                           200            $ 60,000         11,457           $ 114,000       $ 2,991,000
 Net income
  Stock  sale,  redemption  and elimination of
cumulative foreign
  currency transactions relating to Perma-Pipe     (200)          (60,000)             107             1,000           57,000
 Equity in transactions of affiliates:
   Stock offering of MFRI, Inc. (net of income                                                                              300,000
taxes of $184,000)
BALANCE, JANUARY 31, 1994                                                           11,564           115,000        3,348,000
 Net income
 Equity in transactions of affiliate:
  Stock  offering of MFRI, Inc. (net of income                                                                         61,000
taxes of $37,000)
  Issuance   of   MFRI,  Inc.  stock  for  the
acquisition of
    Ricwil,  Inc.  (net  of  income  taxes  of                                                                               23,000
$14,000)
BALANCE, JANUARY 31, 1995                                                           11,564           115,000        3,432,000
 Net income
BALANCE, JANUARY 31, 1996                                                           11,564           115,000        3,432,000
 Net income (Unaudited)
BALANCE, OCTOBER 31, 1996 (Unaudited)                              $                   11,564        $  115,000      $ 3,432,000
                                               -                -







                                                                                              FOREIGN
                                                                                             CURRENCY
                                                                        RETAINED            TRANSLATION
                                                                        EARNINGS            ADJUSTMENT              TOTAL
BALANCE, FEBRUARY 1, 1993                                               $ 3,116,000           $ (136,000)         $ 6,145,000
 Net income                                                            1,753,000                                  1,753,000
 Stock sale, redemption and elimination of cumulative foreign
  currency transactions relating to Perma-Pipe                                                136,000               134,000
 Equity in transactions of affiliates:
  Stock offering of MFRI, Inc. (net of income taxes of $184,000)                                                          300,000
BALANCE, JANUARY 31, 1994                                              4,869,000                                  8,332,000
 Net income                                                              542,000                                    542,000
 Equity in transactions of affiliate:
  Stock offering of MFRI, Inc. (net of income taxes of $37,000)                                                      61,000
 Issuance of MFRI, Inc. stock for the acquisition of
  Ricwil, Inc. (net of income taxes of $14,000)                                                                              23,000
BALANCE, JANUARY 31, 1995                                              5,411,000                                  8,958,000
 Net income                                                                     112,000                                    112,000
BALANCE, JANUARY 31, 1996                                              5,523,000                                  9,070,000
 Net income (Unaudited)                                                     1,135,000                                 1,135,000
BALANCE, OCTOBER 31, 1996 (Unaudited)                                   $  6,658,000          $       -           $10  ,205,000

MIDWESCO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JANUARY 31, 1996, 1995 AND 1994
                                                                 1996                1995                1994
OPERATING ACTIVITIES:
 Net income                                                   $  112,000          $  542,000          $ 1,753,000
 Adjustments to reconcile net income to  net cash flows
  from operating activities:
  Undistributed income of unconsolidated affiliates and joint   (894,000)           (600,000)         (1,072,000)
ventures
  Amortized gain on sale of Perma-Pipe                           (95,000)           (120,000)
  Provision for depreciation and amortization                    575,000             485,000             603,000
  Provision for bad debts                                         16,000              (2,000)            (97,000)
  Deferred  income taxes                                         681,000             116,000           1,543,000
  Change in operating assets and liabilities:
   Trade accounts receivable                                     660,000             745,000            (672,000)
   Costs and estimated earnings in excess of billings
    on uncompleted contracts                                    (583,000)            (34,000)             26,000
   Inventories                                                (1,306,000)           (854,000)           (295,000)
   Prepaid expenses and other assets                             (59,000)            154,000             136,000
   Accounts and commissions payable                             (300,000)          1,156,000          (2,948,000)
   Income taxes receivable                                      (536,000)            173,000
   Due from affiliates                                           917,000            (275,000)           (368,000)
   Drafts payable                                                649,000            (577,000)            577,000
   Billings in excess of costs and estimated earnings
    on uncompleted contracts                                      72,000            (571,000)            352,000
   Accrued expenses and other current liabilities               (397,000)         (1,189,000)            201,000
   Cash flows from discontinued operations                                                                      (331,000)
      Net cash flows from operating activities                  (488,000)           (851,000)           (592,000)
INVESTING ACTIVITIES:
 Investment in joint ventures                                   (157,000)            (79,000)           (293,000)
 Purchase of property, plant and equipment                              (662,000)           (800,000)           (134,000)
      Net cash flows from investing activities                  (819,000)           (879,000)           (427,000)
FINANCING ACTIVITIES:
 Payments under capital lease obligations                       (251,000)           (222,000)           (315,000)
 Proceeds from revolving line of credit                        4,890,000           8,400,000          11,476,000
 Payments on revolving line of credit                         (3,100,000)         (6,400,000)        (10,469,000)
 Proceeds from subordinated debt and other                                                             1,207,000
 Payments on subordinated debt and other                                 (207,000)            (100,000)             (909,000)
      Net cash flows from financing activities                         1,332,000           1,678,000             990,000
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              25,000             (52,000)            (29,000)
CASH AND CASH EQUIVALENTS - Beginning of year                               86,000             138,000             167,000
CASH AND CASH EQUIVALENTS - End of year                       $         111,000   $           86,000  $            138,000
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
 Equipment acquired under capital lease obligations              $  181,000       $     235,000       $          177,000








MIDWESCO,    INC.   AND
SUBSIDIARIES
CONSOLIDATED STATEMENTS
OF CASH FLOWS
PERIOD ENDED OCTOBER
31, 1996 AND 1995

                                                                               1996                       1995
                                                                            (UNAUDITED)
OPERATING ACTIVITIES:
 Net income                                                                                $1,135,000                  $349,000
 Adjustments to reconcile net income to net cash flows
   from operating activities:
     Undistributed income of unconsolidated affiliates and joint ventures                 (1,001,000)                 (779,000)
     Amortized gain on sale of Perma-Pipe                                                    (72,000)                  (72,000)
     Provision for depreciation and amortization                                              464,000                   398,000
     Provision for bad debts                                                                 (11,000)                  (11,000)
     Deferred income taxes                                                                    379,000                   445,000
     Change in operating assets and liabilities:
             Trade accounts receivable                                                    (2,087,000)                   216,000
             Costs and estimated earnings in excess of billings
              on uncompleted contracts                                                        669,000                 (312,000)
             Inventories                                                                      531,000               (1,135,000)
             Prepaid expenses and other assets                                              (105,000)                   108,000
             Accounts and commissions payable                                               1,158,000                   385,000
             Income taxes receivable                                                          399,000                  (14,000)
             Due from affiliates                                                            (670,000)                   247,000
             Drafts payable                                                                 (649,000)                         0
             Billings in excess of costs and estimated earnings
              on uncompleted contracts                                                        535,000                    26,000
            Accrued expenses and other current liabilities                                   (80,000)                 (576,000)
     Net cash flows from operating activities                                                 595,000                 (725,000)
INVESTING ACTIVITIES:
     Investment in joint ventures                                                              82,000                  (97,000)
     Purchase of property, plant and equipment                                               (82,000)                 (598,000)
     Net cash flows from investing activities                                                       0                 (695,000)
FINANCING ACTIVITIES:
    Payments under capital lease obligations                                                (180,000)                 (211,000)
    Proceeds from revolving line of credit                                                  6,100,000                 2,600,000
    Payments on revolving line of credit                                                  (7,100,000)                 (600,000)
    Proceeds from subordinated debt                                                           500,000                         0
    Net payments on subordinated debt                                                          63,000                 (377,000)
    Net cash flows from financing activities                                                (617,000)                 1,412,000
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                         (22,000)                   (8,000)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                                 111,000                    86,000
CASH AND CASH EQUIVALENTS - END OF YEAR                                                 $      89,000           $        78,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:
   Equipment acquired under capital lease obligations                                  $      180,000            $      100,000

SEE NOTES TO
CONSOLIDATED FINANCIAL
STATEMENTS.

MIDWESCO,    INC.   AND
SUBSIDIARIES

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
YEARS  ENDED  JANUARY
31,  1996,  1995  AND
1994
AND NINE-MONTH PERIODS
ENDED OCTOBER 31, 1996
AND 1995
______________________________________________________________________

1.BASIS OF PRESENTATION

PRINCIPLES OF
CONSOLIDATION - The consolidated financial statements of Midwesco, Inc. (the "Company") include the accounts of the Company and its majority-owned subsidiary, Simtech.
All significant intercompany accounts and transactions have been eliminated in consolidation. Midwesco's investments in companies as of January 31, 1996, 1995 and 1994 consist of the following: Investment in Simtech, 80.6%; MFRI, Inc., 38.0%, 37.9% and 40.1%, respectively; and
Midwesco Services, Inc. (formally known
as Mid/Res, Inc.), 50.0%. The Company also has investments in joint ventures (see Note 3).

NATURE OF BUSINESS  - Midwesco,   Inc.   is
engaged     in    the following   business:
through  its  Thermal Care   Division,   it
manufactures     heat transfer   equipment.
Its products  include chillers, temperature
controllers,  cooling towers    and   water
treatment    systems. Its          Midwesco
Mechanical and Energy Division designs  and
installs      energy- efficient  commercial
and  industrial  HVAC systems  and  on-site
industrial      power generation   systems.
Midwesco's    Simtech subsidiary    is    a
distributor        of polypropylene     and
PVDF     pipe     and fittings.

2.SIGNIFICANT
ACCOUNTING POLICIES

INTERIM     FINANCIAL INFORMATION -  In the
opinion            of management,       the
unaudited information presented    as    of
October  31, 1996 and for the periods ended
October 31,  1996 and 1995    reflect   all
adjustments,    which consist   of  normal,
recurring adjustments necessary for  a fair
presentation  of  the interim      periods.
Operating results for interim  periods  are
not       necessarily indicative   of   the
results that may be expected for a full year.

REVENUE RECOGNITION -
Revenues           of construction
contracts         are recognized  under the
"percentage        of completion"   method.
The   percentage   of completion         is
determined   by   the relationship of costs
incurred    to    the estimated       total
costs.

Provisions        for estimated  losses  on
uncompleted contracts are   made   in   the
period  in which such losses            are
determined.   Changes in  job  performance;
job       conditions; estimated
profitability, including       those
arising from contract penalty   provisions;
and   final  contract settlements       may
result  in  revisions to  costs and  income
and are recognized in the period  in  which
the   revisions   are determined.    Profit
incentives        are included  in revenues
when            their realization        is
reasonably   assured. An  amount  equal  to
contract        costs attributable       to
claims is included in revenues         when
realization        is probable    and   the
amount     can     be reliably estimated.

The asset, "Costs and estimated earnings in
excess of billings on uncompleted
contracts," represents   revenues
recognized in  excess of   amounts  billed.
The        liability, "Billings  in  excess
of      costs     and estimated earnings on
uncompleted contracts," represents   billings
in excess of revenues recognized.

USE  OF  ESTIMATES  - The  presentation  of
financial  statements in  conformity   with
generally    accepted accounting principles
requires   management to make estimates and
assumptions      that affect  the  reported
amounts of assets and liabilities       and
disclosures        of contingent assets and
liabilities   at  the date of the financial
statements,  and  the reported  amounts  of
revenues and expenses during the  reporting
period.        Actual results  could differ
from these estimates.
CASH  EQUIVALENTS   - The Company considers
all   highly   liquid investments  with   a
maturity   of   three months  or  less when
purchased to  be cash equivalents.

INVENTORIES         -
Inventories       are stated  at  the lower
of cost (average cost which    approximates
actual  cost   on   a first-in,   first-out
basis)   or   market. Inventories consisted
of the following:

                                                 OCTOBER 31,                            JANUARY 31
                                                    1996
                                                 (UNAUDITED)           1996               1995
Raw materials (net of inventory reserves)         $ 3,531,000        $ 4,056,000        $ 3,130,000
Work in process                                    784,000             834,000            695,000
Finished goods                                     676,000             632,000            391,000
Total                                             $   4,991,000      $ 5,522,000        $ 4,216,000

PROPERTY, PLANT AND
EQUIPMENT         -
Property, plant and equipment       are
stated   at   cost. Depreciation     is
computed  using the straight-line
method   over   the estimated    useful
lives     of    the assets, which range
from  three  to  30 years. Amortization
of   assets   under capital  leases  is
included         in depreciation    and
amortization.   The carrying amounts of
property, plant and equipment       are
evaluated  annually to   determine   if
adjustment  to  the depreciation    and
amortization period is  warranted based
upon projections of future earnings.

FAIR    VALUE    OF
FINANCIAL
INSTRUMENTS  -  The carrying  value  of
cash    and    cash equivalents,
accounts receivable and        accounts
payable         are reasonable
estimates  of their fair  value.    The
carrying  values of long-term
obligations  are  a reasonable estimate
of    their    fair values    as    the
interest      rates approximate   rates
currently available to the Company  for
debt  with  similar terms and remaining
maturities.

INVESTMENT IN JOINT
VENTURES        AND
UNCONSOLIDATED
AFFILIATES   -  The
Company's investments      in
joint  ventures and unconsolidated
affiliates      are carried  at initial
cost plus equity in net     income/loss
since    date    of inception,  reduced
by             cash distributions   and
increased  by  cash contributions.

RECLASSIFICATIONS -
Certain  previously reported    amounts
have           been reclassified     to
conform   with  the current      period
presentation.
3.INVESTMENT      IN
JOINT VENTURES

MIDWESCO-PASCHEN
JOINT       VENTURE
("MPJV")    -    In fiscal   1987,  the
Company     entered into     a    joint
venture   agreement to construct  three
electrical generating   plants
having  an  adjusted combined   contract
amount           of approximately   $53
million.  The joint venture   agreement
provides  that  55% of  the profits  or
losses  from  joint venture  activities
be allocated to the Company.   However,
such     agreements provide   for   the
modification     of allocation       of
profits        (not losses)   based  on
the      respective proportions      in
which  each partner has     contributed
capital   to    the joint venture.  The
joint       venture partner   has   not
made            its proportionate share
of          capital contributions   and
it  is uncertain as to  how  the  joint
venture     partner will  satisfy   its
obligations   under the  joint  venture
agreement. The  three projects
covered    by   the joint       venture
agreement      were substantially
completed in fiscal 1989.      However,
there continues  to be open issues with
regard  to a vendor claim  against  the
joint venture and a joint venture claim
against   the  same vendor          for
completion     date delay           and
performance shortfall damages.
The   following  is condensed financial
information     for MPJV at January 31,
1996  and  1995 and for the three years
ended  January  31, 1996:

Assets:                                                        1996              1995              1994
 Accounts receivable                                                       $ 123,000
 Claim receivable                                        $ 2,134,000        1,950,000
Total assets                                             $ 2,134,000       $ 2,073,000
Liabilities and venture equity:
 Amounts due bonding company                             $ 1,760,000       $ 1,760,000
 Other liabilities                                         174,000           117,000
                                                         1,934,000         1,877,000
 Venture equity                                            200,000                  196,000
Total liabilities and venture equity                     $ 2,134,000       $ 2,073,000
Net profit                                               $                 $                  - $              -
                                                         -

The     following issues     remain
unresolved relative  to  the
joint venture:
Claims    Against and   by  Turbine
Generator Supplier   -  The
Company's management
believes that the completion   date
delay         and performance
shortfall matters which resulted in
charges of almost $3,400,000    are
the  fault of the turbine generator
supplier. Contracts    with
the       turbine generator
supplier  provide for   liquidating
damages       for delays        and
productivity shortfalls.

MPJV  has filed a suit against  the
turbine generator supplier  and its
surety       bond issuer    seeking
aggregate damages in  excess of  $9
million  for  the above  and  other
issues.       The turbine generator
supplier      has filed           a
counterclaim against the joint
venture       for damages in excess
of   $2  million. The  January  31,
1996   and   1995 financial
statements of the joint     venture
include   a   net claim  receivable
and,   based   on advice         of
counsel, management believes that the
claim         has substantial merit
and that recovery of the receivable
is probable.

F.   H.  PASCHEN-
MIDWESCO    JOINT
VENTURE - In  the
fiscal year ended
January 31, 1996,
the       Company
entered  into   a
joint  venture to
retrofit the HVAC
systems   of  the
Social   Security
Building       in
Chicago,
Illinois.     The
contract   amount
is  approximately
$17 million.  The
joint     venture
agreement
provides that 50%
of  the profit or
losses  from  the
joint     venture
activities     be
allocated  to the
Company.

The     following represents    the
unaudited condensed
financial information   for
the joint venture as of January 31,
1996  and for the period       then
ended:

Assets:
 Cash                                                                         $ 223,000
 Contract receivable                                                            687,000
 Other assets                                                                            16,000
Total assets                                                                  $ 926,000
Liabilities:
 Billings in excess of costs and estimated earnings on
  uncompleted contracts                                                       $ 336,000
 Accounts payable and accrued expenses                                          494,000
                                                                                830,000
Venture equity                                                                           96,000
Total liabilities and venture equity                                          $ 926,000
Contract revenues                                                             $ 1,103,000
Contract costs                                                                      1,007,000
Net profit                                                                    $  96,000


4.INVESTMENT IN
UNCONSOLIDATED
AFFILIATES

MIDWESCO
SERVICES,  INC.
-  The  Company has    a    50%
investment   in Midwesco
Services, Inc., which        is
accounted   for on  the  equity
method.     The following    is
condensed financial
information  of Midwesco
Services,  Inc. at  January 31,
1996  and  1995 and October 31,
1996   and  for each   of   the
three years  in the      period
ended   January 31,  1996   and
for  the  nine-month   periods
ended   October 31,  1996   and
1995:

                                                                                         JANUARY 31
                                                     OCTOBER 31,
                                                        1996                  1996                  1995
                                                    (UNAUDITED)
Current assets                                        $ 4,124,000           $ 4,461,000           $ 5,799,000
Other                                                  859,000               940,000               971,000
Total assets                                          $ 4,983,000           $    5,401,000        $   6,770,000
Current liabilities                                   $ 2,482,000           $ 2,793,000           $ 4,144,000
Other                                                         182,000        245,000                      191,000
Total liabilities                                    2,664,000             3,038,000             4,335,000
Shareholders' equity                                   2,319,000             2,363,000                 2,435,000
Total liabilities and shareholders' equity            $    4,983,000        $ 5,401,000           $ 6,770,000

                              NINE MONTHS ENDED OCTOBER 31                                        FISCAL YEAR ENDED JANUARY 31
                               1996                 1995                       1996                  1995              1994
                                         (UNAUDITED)
Revenues                      $10,773,000          $11,359,000               $ 14,137,000          $ 15,424,000      $ 12,470,000
Cost of services             8,069,000            8,764,000                 11,166,000            12,064,000         9,674,000
Selling, general and
 administrative expenses       2,765,000            2,655,000                 2,916,000             2,929,000         2,733,000
Operating profit               (61,000)             (60,000)                    55,000               431,000            63,000
Taxes and other expenses              (  17,000)             (26,000)                  127,000       225,000
78,000
Net profit (loss)             $ 44,000             $      (34,000)           $      (72,000)       $ 206,000         $
                                                                                                                  15,000)

MFRI,  INC. -
The Company's investment in
MFRI,    Inc. ("MFRI"),
successor  by merger     to
Midwesco Filter Resources, Inc.
("Filter"), at    January
31,     1996, 1995 and 1994
was    39.0%, 37.9%     and
40.1%, respectively. The Company's
investment in MFRI       is
accounted for on the equity
method. Following  is
condensed balance sheet information
of   MFRI  at January   31,
1996 and 1995 and   October
31, 1996  and condensed
statement  of operations
information for  each  of
the     three years in  the
period  ended January   31,
1996,     and condensed
statement  of operations
information for the nine-
month periods ended October
31,  1996 and 1995:

                                                                                                             JANUARY 31

                                                      OCTOBER 31,
                                                         1996                  1996                  1995
                                                     (UNAUDITED)
Current assets                                          $40,877,000         $ 36,865,000          $ 33,587,000
Other                                                   23,326,000           22,120,000                14,330,000
Total assets                                           $ 64,203,000         $ 58,985,000          $ 47,917,000
Current liabilities                                    $ 20,781,000         $ 17,188,000          $ 16,297,000
Other                                                   14,245,000           15,574,000            7,680,000
Total liabilities                                     35,026,000           32,762,000            23,977,000
Shareholders' equity                                    29,177,000           26,223,000            23,940,000
Total liabilities and shareholders' equity             $ 64,203,000         $ 58,985,000          $ 47,917,000

                           NINE MONTHS ENDED OCTOBER  31                            FISCAL YEAR ENDED JANUARY 31



                               1996                 1995                       1996               1995                1994
                                             (UNAUDITED)
Net sales                   $ 70,281,000         $ 65,762,000               $ 85,838,000       $ 75,495,000        $ 29,866,000
Cost of sales              53,985,000           52,972,000                 68,958,000         62,898,000          23,062,000
Selling, general and
 administrative expenses     10,977,000           8 992,000                  12,142,000         10,213,000          4,345,000
Income from operations      5,319,000            3,798,000                  4,738,000          2,384,000           2,459,000
Taxes and other expenses     2,601,000            1,820,000                  2,365,000          1,181,000            925,000
Net income                  $ 2,718,000          $ 1,978,000                $ 2,373,000        $ 1,203,000         $ 1,534,000

As        of January  31,
1996,  based upon  MFRI's
stock  price and      the
Company's ownership
percentage of    MFRI's
outstanding common
stock,   the market value
of       the investment
in  MFRI  is approximately
$10,500,000.

5.COSTS  AND
ESTIMATED
EARNINGS  ON
UNCOMPLETED
CONTRACTS

Costs    and estimated earnings  on
uncompleted contracts are       as
follows  for the    years ended
January  31, 1996     and 1995     and
October  31, 1996:

                                                                   JANUARY 31
                                         OCTOBER 31,
                                            1996                 1996                1995
                                        (UNAUDITED)
Costs incurred on uncompleted contracts   $ 23,705,000        $ 14,101,000         $ 8,309,000
Estimated earnings                         1,462,000           1,652,000            965,000
Current revenue                          25,167,000          15,753,000           9,274,000
Less billings to date                      25,851,000          15,233,000           9,265,000
Total                                     $ (684,000)         $ 520,000            $  9,000
Included     in     the    accompanying
consolidated
balance   sheets  under  the  following
captions:
Costs  and estimated earnings in excess
of
billings on uncompleted contracts         $ 127,000           $ 796,000            $ 213,000
Billings in excess of related costs and
estimated   earnings   on   uncompleted    (811,000)           (276,000)            (204,000)
contracts
Total                                     $ (684,000)         $ 520,000            $  9,000

6.DEBT
ARRANGEMENTS

The
Company's long-term debt
consists of the following:

                                                          JANUARY 31
                               OCTOBER 31,
                                  1996                 1996                 1995
                              (UNAUDITED)
Revolving loan                  $ 2,790,000          $ 3,790,000          $ 2,000,000
Subordinated note payable       1,221,000            1,180,000            1,124,000
Subordinated notes payable to
 officers/shareholders          1,500,000            1,000,000            1,000,000
Capitalized lease obligations   1,854,000            1,887,000            1,945,000
Former joint venture partner
 subordinated note payable        912,000              912,000             1,187,000
                                8,277,000            8,769,000            7,256,000
Less current maturities          3,424,000             575,000              535,000
Total                           $ 4,853,000          $ 8,194,000          $ 6,721,000

The classification of   long-
term  debt in the accompanying
balance sheet reflects the  terms
of     the 1996 amendments to the
Revolving Loan   and to     the
Subordinated Note Payable.
Pertinent details of such amendments
are reflected below.

REVOLVING
LOAN  - At January 31,  1996,
the Company had a loan agreement
with a bank, which provided
for  a  $4 million revolving
line    of credit, maturing
on September 30,   1996
(extended to   March 31,  1997,
see below). The agreement includes
certain financial covenants
and     is collateralized
by certain accounts receivable,
equipment and inventories with     a
book value of approximately
$8,500,000 and 850,000 of
the shares of    MFRI stock
owned   by the Company.
At January 31,  1996, the Company
was not in compliance with certain
financial covenants of the agreement.
On  August 8,   1996, the  Third
Amendment to     the loan agreement
was signed. This amendment, among
other things, changed the maturity
date    on the revolving line    of
credit  to March  31, 1997, modified
certain financial covenants, increased
the interest rate    on the   line
of  credit by 2%, and effectively
brought the Company into compliance
with   all financial covenants
of     the agreement, as amended.

SUBORDINATED
NOTE
PAYABLE  -
Subordinated note payable represents
a     note with     a principal
amount  of $1,225,000, due
November 1,    1996
(extended to November 1,   1997,
see below). Such  note was
recorded at       a discount of
$315,000, based   on an imputed interest
rate    of 12%    and had a remaining
unamortized balance of $45,000 at
January 31,  1996. On  August 14,  1996,
terms   of the subordinated note  were
amended to extend the maturity date    to
November 1,   1997, and increase the
interest rate  from 6-1/4 % to 10%
subsequent to November 1, 1996.

Interest expense for  1996, 1995   and
1994 includes $76,000, $54,000 and $43,000,
respectively, relating to     the amortization
of    this discount.

SUBORDINATED
NOTES
PAYABLE TO
OFFICERS/SHAREHOLDERS
-
Subordinated notes payable to
officers/shareholders have     a
principal balance of $1,000,000. The  notes
bear interest at     the prime rate plus    1-
3/4%.  The notes  are subordinated to     the
above bank borrowing.

FORMER
JOINT
VENTURE
PARTNER
SUBORDINATED
NOTE
PAYABLE  -
Former joint venture partner subordinated
note payable has      a principal balance of
$912,000. The   note bears interest at     the
prime rate plus 2%.

OTHER
INFORMATION
- Interest paid    on all   debt arrangements
amounted to $802,000, $686,000 and $957,000
for fiscal years 1996, 1995 and  1994,
respectively; and $419,000 and $409,000
for    the nine-month periods ended
October 31,   1996 and  1995, respectively.

Annual maturities of   long- term debt,
exclusive of capitalized leases, at January
31,   1996 are     as follows:

1997      $ 345,000
1998      6,405,000
1999        132,000

7.LEASE
INFORMATION

The following is     an analysis
of property under capitalized
leases:

                                     1996              1995
Furniture,   fixture   and  office $  36,000         $  36,000
equipment
Building and improvements          1,594,000         1,594,000
Machinery and equipment              381,000           381,000
Transportation equipment             838,000           784,000
                                   2,849,000         2,795,000
Less accumulated amortization       (1,555,000)       (1,415,000)
Total                              $ 1,294,000       $ 1,380,000

The lease for  the building and
equipment, which is beneficially owned by
certain shareholders of   the Company,
expires in December 2007.

Future minimum lease payments under the
capitalized leases at January 31, 1996
are   as follows:

1997                                         $ 482,000
1998                                           420,000
1999                                           332,000
2000                                           283,000
2001                                           283,000
Thereafter                                    1,693,000
                                             3,493,000
Less amount representing interest             1,606,000
Present value of future minimum lease        $ 1,887,000
payments

8.
INCOME
TAXES

Components of income tax
expense (benefit) are  as
follows:

 YEAR ENDED JANUARY 31          1996          1995           1994
Current:
Federal                       $ (371,500)    $ 197,230     $ (1,396,000)
State and other                (18,500)       44,770        (231,000)
                              (390,000)      242,000      (1,627,000)
Deferred                       681,000        116,000       1,013,000
Total                         $ 291,000      $ 358,000     $ (614,000)


The difference between the provision
(benefit) for income taxes and the
amount computed by applying the federal
statutory rate is  as follows:

 YEAR ENDED JANUARY 31          1996           1995           1994
Tax at federal statutory rate  $ 137,000     $ 306,000      $ (482,000)
State  taxes  - net of federal  42,000        66,000        (127,000)
benefit
Other - net                     112,000       (14,000)        (5,000)
Total                          $ 291,000     $ 358,000      $ (614,000)

The deferred income tax provision
(benefit) reflects the temporary
differences between the financial
reporting basis and the tax basis
of the Company's assets and liabilities.
These differences relate principally
to depreciation, contract gross profit
recognition, undistributed earnings of
affiliates and various accruals and
reserves.

Components of the deferred tax asset
and liability balances as of January
31, 1996 and 1995 are as follows:

                                              1996              1995
Current:
    Allowance for doubtful accounts         $ 16,000          $ 16,000
    Sales reserves                            50,000             2,000
    Vacation accruals                         48,000            34,000
     Deferred profits on contract            218,000           219,000
     Inventory valuation allowance            68,000            93,000
     Warranty accruals                        26,000            21,000
     Insurance accruals                      (53,000)           47,000
     Other                                    55,000            41,000
Total                                       $ 428,000         $ 473,000
Long-term:
     Capital lease                          $ 265,000         $ 220,000
     Operating loss carry-forwards            30,000           320,000
     Tax credit carry-forwards               157,000           157,000
     Depreciation                            (53,000)          (87,000)
     Deferred gain on sale of Perma-Pipe       3,000            41,000
     MFRI stock issuance                    (237,000)         (237,000)
     Equity in MFRI income                   (865,000)         (478,000)
Total                                       $ (700,000)       $ (64,000)


At January 31, 1996, the Company had,
for income tax purposes, net operating loss carry-forwards of approximately $78,000, which will expire in 2011.

The Company also has investment and AMT tax credit carry-forwards for approximately $157,000 available to reduce future federal income taxes.

Income taxes paid amounted to $172,000, $164,000, and $14,000 for fiscal years 1996, 1995 and 1994, respectively; and $182,000 and $163,000 for the nine-month periods ended October 31, 1996 and 1995, respectively.

9.
EMPLOYEE
RETIREMENT
PLANS

The
Company makes contributions to a union-
sponsored multi-employer defined benefit plan in accordance with negotiated labor contracts. Contributions charged to expense approximated $39,000 in 1996, $55,000 in
1995 and $20,000 in 1994.

401(k)
PLAN
-
The employees of the Company participate in a 401(k) Employee Savings and Protection Plan that is applicable to all employees not covered by a collective bargaining agreement.
The Plan allows employees to make pretax payroll contributions up to 16% of total compensation.
Prior to February 1, 1995, the Company made contributions to the 401(k) Plan in an amount equal to 25% of each participant's contribution, up to a maximum of 1% of their salaries. Beginning
February 1, 1995, the Company contribution was increased to 50% of each participant's contribution, up to a maximum of 2% of their salaries.

PROFIT-
SHARING
PLAN
-
The employees of the Company participate in a Profit- Sharing Plan that is applicable to all employees not covered by collective bargaining agreements, who are at least 21 years of age and have completed one year of employment, and certain employees who are covered by collective bargaining agreements. The
Profit-Sharing Plan is funded solely by
contributions of such portion of profits as determined by the Board of Directors.

401(k)
Plan and Profit- Sharing Plan costs of the Company for the years ended January 31, 1996, 1995 and 1994 were $102,000, $81,000 and
$43,000, respectively.

10.
BUSINESS
SEGMENT
DATA

Midwesco, Inc. operates in three business segments: (1) heat transfer equipment,
(2) HVAC systems, and (3) plastic pipe
distribution. The following is information relevant to the Company's business segments:

                                      1996               1995               1994
      Sales:
        Heat transfer equipment     $ 19,775,000       $ 18,528,000       $ 13,127,000
        HVAC systems                6,927,000          8,579,000          5,988,000
        Plastic pipe distribution    2,508,000          2,472,000          1,404,000
      Total sales                   $ 29,210,000       $ 29,579,000       $ 20,519,000
      Income from operations:
        Heat transfer equipment     $ 2,231,000        $ 2,694,000        $ 1,599,000
        HVAC systems                  408,000            469,000         (1,097,000)
        Plastic pipe distribution      67,000           (346,000)          (170,000)
        Corporate and other          (2,180,000)        (1,831,000)        (510,000)
      Total income from operations  $ 526,000          $ 986,000          $ (178,000)
      Identifiable assets:
        Heat transfer equipment     $ 6,869,000        $ 6,834,000        $ 5,006,000
        HVAC systems                2,804,000          1,891,000          3,140,000
        Plastic pipe distribution   1,779,000          1,818,000          1,538,000
        Corporate and other          13,959,000         12,903,000         12,724,000
      Total identifiable assets     $ 25,411,000       $ 23,446,000       $ 22,408,000
      Capital expenditures:
        Heat transfer equipment     $ 139,000          $  79,000          $  43,000
        Plastic pipe distribution      42,000             11,000             46,000
        Corporate and other           481,000            710,000             45,000
      Total capital expenditures    $ 662,000          $ 800,000          $ 134,000
             Depreciation       and
amortization:
        Heat transfer equipment     $  91,000          $  67,000          $  74,000
        HVAC systems                   59,000             62,000             62,000
        Plastic pipe distribution      24,000             14,000              5,000
        Corporate and other           401,000            342,000            462,000
         Total   depreciation   and $ 575,000          $ 485,000          $ 603,000
amortization

Income
from
operations
-
corporate
and
other
includes
interest
expense
on
corporate
debt,
corporate
employee
salaries
and
related
expenses.
Identifiable
assets
-
corporate
and
other
includes
the
corporate
building
and
related
improvements,
furniture
and
fixtures,
and
other
corporate
assets.
Depreciation
and
amortization
amounts
exclude
the
amortization
of
the
gain
on
the
sale
of
Perma-
Pipe.

11.
RELATED
PARTY
TRANSACTIONS

MFRI,
Inc.
provides
certain
services
to
the
Company
and
the
Company
provides
certain
facilities
and
services
to
MFRI,
Inc.
pursuant
to
an
agreement,
dated
February
1,
1994
(superseding
the
previous
agreement
dated
October
27,
1989).
The
Company
reimbursed
MFRI,
Inc.
$25,000
in
1995,
and
MFRI,
Inc.
reimbursed
the
Company
$564,000
in
1996,
$381,000
in
1995
and
$282,000
in
1994.
In
addition,
the
Company
paid
an
affiliate
approximately
$119,000
in
1996,
$124,000
in
1995
and
$68,000
in
1994
for
installation
services.
Also,
the
Company
was
paid
by
the
affiliate
approximately
$1,042,000
in
1996,
$1,106,000
in
1995
and
$1,146,000
in
1994
for
reimbursement
for
expenses
incurred
on
behalf
of
the
affiliate.
Finally,
the
Company
derived
sales
revenue
of
approximately
$249,000
in
1996
and
$1,300,000
in
1995
from
an
affiliated
company.

12.
DISCONTINUED
OPERATIONS

On
January
28,
1994,
the
Company
completed
the
sale
of
the
net
assets
of
its
Perma-
Pipe
Division
("Perma-
Pipe")
to
MFRI,
Inc.,
successor
by
merger
to
Midwesco
Filter
Resources,
Inc.,
which,
prior
to
the
transaction,
was
a
51.2%
owned
subsidiary
of
the
Company.

The
Company
received
proceeds
of
$4,950,000,
consisting
of
$3,069,000
in
cash
and
279,000
shares
of
MFRI
stock
valued
at
$1,881,000.
The
Company
recognized
61%
of
the
gain
on
the
sale
of
the
Perma-
Pipe
assets
of
$1,732,000,
net
of
applicable
income
taxes
of
$1,107,000.
In
addition,
39%
of
the
gain
was
deferred
($1,781,000)
and
is
being
amortized
into
income
over
periods
of 7
to
40
years.
The
1994
consolidated
financial
statements
report
the
operations
of
Perma-
Pipe
as
discontinued
operations.
Revenues
of
Perma-
Pipe
were
$32,524,000
for
fiscal
1994.

13.
QUARTERLY
FINANCIAL
DATA
(UNAUDITED)

The
following
is a
summary
of
the
unaudited
quarterly
results
of
operations
for
the
years
ended
January
31,
1996
and
1995:

                              FISCAL 1996 THREE MONTHS ENDED
                       APRIL 30           JULY 31         OCTOBER 31        JANUARY 31
Net sales              $ 6,131,000       $ 7,473,000       $ 7,870,000       $ 7,736,000
Gross profit          1,422,000         1,801,000         1,475,000         1,500,000
Net income (loss)        22,000           271,000            54,000          (235,000)

                                    FISCAL 1995 THREE MONTHS ENDED
                          APRIL 30              JULY 31           OCTOBER 31           JANUARY 31
Net sales                 $ 6,507,000          $ 7,998,000         $ 7,720,000          $ 7,354,000
Gross profit             1,452,000            1,671,000           1,567,000            1,575,000
Net income                 120,000              321,000              26,000               75,000

******

UNAUDITED
PRO
FORMA
COMBINED
FINANCIAL
STATEMENTS


The
accompanying
unaudited
pro
forma
combined
MFRI
financial
statements
set
forth
the
Unaudited
Pro
Forma
Combined
Balance
Sheet
of
MFRI
as
of
October
31,
1996,
and
the
Unaudited
Pro
Forma
Combined
Statements
of
Operations
for
the
year
ended
January
31,
1996,
and
the
nine
months
ended
October
31,
1996.
These
unaudited
pro
forma
combined
financial
statements
are
presented
to
illustrate
the
effect
of
certain
adjustments
to
the
historical
consolidated
financial
statements
that
result
from
the
Merger
between
MFRI
and
Midwesco.
MFRI
will
account
for
the
Merger
as
a
purchase
by
MFRI
of
Midwesco.

The
accompanying
MFRI
unaudited
pro
forma
combined
financial
statements
should
be
read
in
conjunction
with
the
respective
companies'
historical
consolidated
financial
statements
and
notes
thereto.
See
the
MFRI
Annual
Report
on
Form
10-
K
for
the
fiscal
year
ended
January
31,
1997
and
the
Quarterly
Report
on
Form
10-
Q
for
the
quarter
ended
October
31,
1996.
Also
see
the
Midwesco
financial
statements
on
pages
F-1
through
F-
19
of
this
report.
The
unaudited
pro
forma
combined
financial
statements
are
presented
for
informational
purposes
only
and
are
not
necessarily
indicative
of
actual
results
had
the
foregoing
transactions
occurred
as
described
in
the
preceding
paragraphs,
nor
do
they
purport
to
represent
results
of
future
operations
of
the
merged
companies.

UNAUDITED
PRO
FORMA
COMBINED
BALANCE
SHEET
OCTOBER
31,
1996

                                                                              HISTORICAL
                         ASSETS                             MFRI               MIDWESCO
CURRENT ASSETS:
 Cash and cash equivalents                               $ 385,000            $  89,000
   Accounts  receivable,  less  allowance  for  doubtful 19,261,000           6,091,000
accounts
 Cost  and  estimated  earnings in excess of billings on 2,798,000              127,000
uncompleted contracts
 Inventories                                            15,626,000            4,991,000
 Other current assets                                     2,807,000            1,008,000
       Total current assets                             40,877,000           12,306,000
RESTRICTED CASH FROM BOND PROCEEDS                       4,184,000
PROPERTY, PLANT AND EQUIPMENT - Net                     11,700,000            3,403,000
OTHER ASSETS:
 Investment in MFRI, Inc.                                                     9,510,000
 Investment in Midwesco Services, Inc.                                        1,159,000
 Investment in and amounts due from joint ventures                              215,000
 Patents                                                 1,386,000
 Goodwill                                                4,613,000
 Other assets                                             1,443,000             226,000
       Total other assets                                 7,442,000            11,110,000
TOTAL ASSETS                                             $    64,203,000      $   26,819,000
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued expenses                   $ 17,199,000         $ 6,353,000
 Current maturities of long-term debt                    2,332,000            3,424,000
 Billings in excess of costs on uncompleted contracts       1,250,000                811,000
       Total current liabilities                        20,781,000           10,588,000
Long-term debt less current maturities                  12,917,000            4,853,000
Deferred income taxes and other                          1,328,000            1,173,000
       Total long-term liabilities                      14,245,000            6,026,000
STOCKHOLDERS' EQUITY:
 Common stock and additional paid-in capital            18,226,000            3,547,000
 Retained earnings and other                              10,951,000             6,658,000
       Total stockholders' equity                         29,177,000           10,205,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $    64,203,000      $ 26  ,819,000

                                                               MIDWESCO                                              PROFORMA
                                                              BUSINESSES        ACQUIRED           PURCHASE          ADJUSTED
                         ASSETS                                SPUN-OFF         MIDWESCO          ADJUSTMENTS         BALANCE
                                                                  (A)              (A)                                  (B)
CURRENT ASSETS:
 Cash and cash equivalents                                     $  89,000                                             $ 385,000
 Accounts receivable, less allowance for doubtful accounts     3,891,000        $ 2,200,000                         21,461,000
  Cost  and  estimated  earnings  in  excess  of  billings on    127,000                                             2,798,000
uncompleted contracts
 Inventories                                                   1,063,000        3,928,000                           19,554,000
 Other current assets                                              831,000           177,000                             2,984,000
       Total current assets                                    6,001,000        6,305,000                           47,182,000
RESTRICTED CASH FROM BOND PROCEEDS                                                                                   4,184,000
PROPERTY, PLANT AND EQUIPMENT - Net                              619,000        2,784,000             $306,000  (d) 14,790,000
OTHER ASSETS:
 Investment in MFRI, Inc.                                                       9,510,000               (9,510,000)
                                                                                                                (c)
 Investment in Midwesco Services, Inc.                         1,159,000
 Investment in and amounts due from joint ventures               215,000
 Patents                                                                                                             3,386,000
 Goodwill                                                                                            3,356,000  (d)  7,969,000
 Other assets                                                        97,000          129,000                            1,572,000
       Total other assets                                       1,471,000        9,639,000              (6,154,000)   10,927,000
TOTAL ASSETS                                                   $   8,091,000    $   18,728,000        $(6,010,000)   $   77,083,000
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued expenses                         $ 3,562,000      $ 2,791,000             390,000 (e)  $ 20,480,000
                                                                                                       100,000  (i)
 Current maturities of long-term debt                            461,000        2,963,000                            5,295,000
 Billings in excess of costs on uncompleted contracts               811,000                                              1,250,000
       Total current liabilities                               4,834,000        5,754,000                   490,000 27,025,000
Long-term debt less current maturities                         1,173,000        3,680,000                           16,597,000
Deferred income taxes and other                                   55,000        1,118,000               (1,480,000)
                                                                                                                (f) 1,085,000
                                                                                                       119,000  (H)
       Total long-term liabilities                             1,228,000        4,798,000               (1,206,000) 17,682,000
STOCKHOLDERS' EQUITY:
 Common stock and additional paid-in capital                                    3,547,000           (3,547,000) (g) 21,425,000
                                                                                                    16,737,000  (d)
                                                                                                   (13,538,000) (d)
 Retained earnings and other                                    2,029,000        4,629,000          (4,629,000) (G)   10,951,000
       Total stockholders' equity                               2,029,000        8,176,000              (4,977,000)   32,376,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $   8,091,000    $   18,728,000         $(5,848,000)  $   77,083,000

See
notes
to
unaudited
proforma
combined
financial
statements.

NOTES
TO
UNAUDITED
PROFORMA
COMBINED
FINANCIAL
STATEMENTS
YEAR
ENDED
JANUARY
31,
1996
AND
THE
NINE
MONTHS
ENDED
OCTOBER
31,
1996

The
unaudited
proforma
combined
balance
sheet
as
of
October
31,
1996
reflects
the
adjustments
necessary
to
record
the
proposed
acquisition
as
though
it
had
occurred
on
October
31,
1996.

Based
upon
the
terms
of
the
proposed
acquisition,
the
transaction
for
financial
reporting
and
accounting
purposes
will
be
accounted
for
as
a
purchase
of
Midwesco
by
MFRI.
Accordingly,
MFRI
will
revalue
the
basis
of
Midwesco's
assets
and
liabilities
to
fair
value.
The
purchase
price
of
Midwesco
will
be
calculated
as
the
fair
value
of
the
consideration
paid,
common
stock
plus
MFRI's
transaction
costs.
The
difference
between
the
purchase
price
and
the
fair
value
of
the
identifiable
tangible
and
intangible
assets
and
liabilities
will
be
recorded
as
goodwill
and
will
be
amortized
over
a
period
of
25
years
as
more
fully
discussed
in
Note
(d).

(a)Pursuant to the terms of the Agreement of Merger ("Agreement") immediately prior to the effectiveness of the Merger, Midwesco will contribute certain assets and liabilities to New Midwesco. The contributed assets and liabilities relate to the other businesses of Midwesco which will not be acquired by MFRI. The historical balance sheet information of Midwesco has been adjusted to reflect the assets and liabilities that will be contributed to New Midwesco. The column "Acquired Midwesco" represents the historical book value of the assets and liabilities that will be acquired by MFRI.

(b)The Proforma Adjusted Balance represents the sum of the amounts included in the following columns: MFRI, Acquired Midwesco and Purchase Adjustments.

(c)Represents the elimination of Midwesco's investment in MFRI. The MFRI stock owned by Midwesco will be retired and canceled through the issuance of new shares of MFRI stock to the shareholders of Midwesco.

(d)Pursuant to the Agreement, MFRI will issue approximately 2,124,000 shares of MFRI Common Stock ("Stock") for the stock of Midwesco, or approximately 406,000 shares in excess of the approximate 1,718,000 shares of Stock currently owned by the shareholders of Midwesco through their ownership of Midwesco. Pursuant to the terms of the Agreement two escrows will be established, both of which will be funded with Stock to be received by the Midwesco shareholders, on a pro rata basis: 1) 300,000 shares of stock will be placed in an escrow to be available for any other liabilities that may arise which have not been assumed by MFRI and which New Midwesco will be unable to pay, this escrow will terminate three years after the closing date, and 2) approximately 67,000 shares of Stock shall be placed in escrow to be available to MFRI should the settlement costs relating to three known contingencies, which will be assumed by MFRI, exceed an established threshold.

The fair value of the consideration paid will be determined based upon the closing market price of the Stock on the business day immediately following the approval of the Merger by MFRI's shareholders. The shares of Stock placed in the escrows will be included in the purchase price and will be reflected as outstanding in the earnings per share calculation as the resolution of the contingencies to which the escrows relate are deemed to be determinable beyond a reasonable doubt.

For purposes of preparing the proforma financial statements, the fair value of the Stock has been estimated to be $7.88, the average value of the Stock for the period from October 23, 1996 through October 29, 1996 (a reasonable period of time before and after the date of Board of Director approval and announcement of the acquisition, October 25, 1996). The purchase price of $17,127,000 was allocated to the MFRI stock owned by Midwesco and to the acquired assets and assumed liabilities based on their estimated fair value as follows:



  Purchase price:
    Common stock issued (total shares issued of    $16,737,000
2,124,000)
   Transaction costs                                   390,000
                                               $17,127,000
  Purchase price allocated as follows:
   Fair  value  of  MFRI  stock repurchased and (13,538,000)
retired
    Fair  value  of  net  assets  acquired  and   (233,000)
liabilities assumed
   Goodwill                                     (3,356,000)

The goodwill will be amortized over a period of 25 years. The Company considered the following factors in establishing a 25-year amortization period for goodwill:

- The Thermal Care products designed in 1981 and a product line acquired in 1983 continue to be technologically and economically acceptable, with periodic design improvements and evolutionary product line expansions.

- Some recently introduced Thermal Care products have experienced steady sales growth and, in the Company's opinion, should experience a long product life.

- The plastics industry, which is the largest market served by Thermal Care, is expected to fill important needs in the United States and elsewhere for many years.

- Nonplastic industrial processes requiring specialized heat transfer equipment of the type supplied by Thermal Care have continued to develop and, in the Company's opinion, should continue to develop in the future. Thermal Care's products and reputation should enable it to compete effectively for business in such industries.

It  is  the  Company's  policy  to   regularly   assess   goodwill   for
recoverability based on estimated future cash flows.

(e)Represents an estimate of the costs to be incurred by MFRI in connection with the Merger. Such costs include legal, audit, financial advisor and printing fees.

(f)Represents the elimination of the deferred income taxes on the equity income in MFRI recorded by Midwesco due to the elimination of Midwesco's investment in MFRI as discussed in Note (c). The Merger will constitute a tax-free reorganization within the meaning of the Internal Revenue Code.

(g)Represents the elimination of the purchased net worth of Midwesco.

(h)Represents the deferred tax liability relating to the difference between the assigned value and tax basis of the acquired property and equipment.

(i)Represents the establishment of  a  reserve  for warranty and product
claims  which  will  be  assumed  by  MFRI  upon  consummation   of  the
Acquisition.

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED JANUARY 31, 1996

                                                                                       MIDWESCO
                                                                     HISTORICAL        BUSINESSES        ACQUIRED
                                                     MFRI             MIDWESCO         SPUN-OFF          MIDWESCO
                                                                                          (A)               (A)
SALES AND EARNED REVENUES                         $ 85,838,000       $ 29,210,000      $ 9,435,000      $ 19,775,000
COST OF SALES AND EARNED REVENUES                  68,958,000         23,012,000        7,765,000        15,247,000
     Gross profit                                16,880,000          6,198,000         1,670,000        4,528,000
SELLING EXPENSE                                   4,585,000          1,876,000           670,000        1,206,000
GENERAL AND ADMINISTRATIVE EXPENSE                 7,557,000          3,796,000         1,792,000        2,004,000
     Income (loss) from operations                4,738,000            526,000          (792,000)       1,318,000
OTHER INCOME (EXPENSE):
 Interest expense - net                            (925,000)        (1,112,000)         (264,000)        (848,000)
 Equity in income of MFRI, Inc.                                        900,000                            900,000
 Equity in loss of Midwesco Services Inc.                              (36,000)          (36,000)
 Equity in income of joint ventures                                     30,000            30,000
 Amortized gain on sale of Perma-Pipe                                   95,000                             95,000
INCOME (LOSS) BEFORE TAXES                        3,813,000            403,000        (1,062,000)       1,465,000
INCOME TAX EXPENSE (BENEFIT)                       1,440,000           291,000          (280,000)         571,000
NET INCOME (LOSS)                                 $ 2,373,000        $ 112,000         $ (782,000)      $ 894,000
EARNINGS PER COMMON SHARE                         $     0.52
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING      4,543,000

                                                                                                   PROFORMA
                                                                    PURCHASE                       ADJUSTED
                                                                   ADJUSTMENTS                      BALANCE
SALES AND EARNED REVENUES                                                                        $ 105,613,000
COST OF SALES AND EARNED REVENUES                                $ 31,000  (c)                    84,236,000
     Gross profit                                                 (31,000)                       21,377,000
SELLING EXPENSE                                                                                   5,791,000
GENERAL AND ADMINISTRATIVE                                        117,000  (c)(h)                 9,678,000
     Income (loss) from operations                               (148,000)                        5,908,000
OTHER INCOME (EXPENSE):
 Interest expense - net                                           181,000  (f)                   (1,592,000)
 Equity in income of MFRI, Inc.                                  (900,000)   (g)
 Equity in loss of Mid/Res, Inc.
 Equity in income of joint ventures
 Amortized gain on sale of Perma-Pipe                             (95,000)   (g)
INCOME (LOSS) BEFORE TAXES                                       (962,000)                        4,316,000
INCOME TAX EXPENSE (BENEFIT)                                      (371,000)                       1,640,000(d)
NET INCOME (LOSS)                                                $    (591,000)                  $        2,676,000
EARNINGS PER COMMON SHARE                                                                              0.54  (e)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                    4,949,000(e)

See   notes   to  unaudited  proforma  combined  financial
statements.

MFRI, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA  COMBINED  STATEMENT OF OPERATIONS NINE
MONTHS ENDED OCTOBER 31, 1996

                                                                                       MIDWESCO
                                                                     HISTORICAL        BUSINESSES        ACQUIRED
                                                     MFRI             MIDWESCO         SPUN-OFF          MIDWESCO
                                                                                          (A)               (A)
SALES AND EARNED REVENUES                         $ 70,281,000       $ 26,809,000      $11,812,000       $14,997,000
COST OF SALES AND EARNED REVENUES                  53,985,000         21,682,000        10,386,000        11,296,000
  Gross profit                                   16,296,000          5,127,000         1,426,000        3,701,000
SELLING EXPENSE                                   4,126,000          1,284,000           428,000          856,000
GENERAL AND ADMINISTRATIVE EXPENSE                 6,851,000          2,961,000         1,397,000         1,564,000
  Income (loss) from operations                   5,319,000            882,000          (399,000)       1,281,000
OTHER INCOME (EXPENSE):
 Interest expense - net                            (753,000)          (744,000)         (158,000)        (586,000)
 Equity in income of MFRI, Inc.                                      1,024,000                          1,024,000
 Equity in income of Midwesco Services Inc.                            (22,000)          (22,000)
 Equity in income of joint ventures                                    667,000           667,000
 Amortized gain on sale of Perma-Pipe                                      72,000                               72,000
INCOME (LOSS) BEFORE TAXES                        4,566,000          1,879,000            88,000        1,791,000
INCOME TAX EXPENSE (BENEFIT)                       1,848,000              744,000           33,000            711,000
NET INCOME (LOSS)                                      $2,718,000       $1,135,000        $        55,000    $1,080,000

EARNINGS PER COMMON SHARE                                     $
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING     0.59
                                                   4,580,000

                                                                                                PROFORMA
                                                                    PURCHASE                    ADJUSTED
                                                                 ADJUSTMENTS                     BALANCE
                                                                                                          (B)
SALES AND EARNED REVENUES                                                                     $ 85,278,000
COST OF SALES AND EARNED REVENUES                                                  23,000 (C)  65,304,000
  Gross profit                                                                       (23,000) 19,974,000
SELLING EXPENSE                                                                               4,982,000
GENERAL AND ADMINISTRATIVE EXPENSE                                             101,000)(c)(h)          8,516,000
  Income (loss) from operations                                                     (124,000) 6,476,000
OTHER INCOME (EXPENSE):
 Interest expense - net                                                          89,000   (f) (1,250,000)
 Equity in income of MFRI, Inc.                                              (1,024,000)  (g)
 Equity in income of Midwesco Services, Inc.
 Equity in income of joint ventures
 Amortized gain on sale of Perma-Pipe                                            (72,000) (g)
INCOME (LOSS) BEFORE TAXES                                                        (1,131,000)        5,226,000
INCOME TAX EXPENSE (BENEFIT)                                                  (518,000)  (B)2        2,041,000 (d)
NET INCOME (LOSS)                                                                  $(613,000)       $ 3,185,000
EARNINGS PER COMMON SHARE                                                                            $   0.64   (e)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                   4,986,000  (e)

See   notes  to  unaudited  proforma  combined
financial statements.

MFRI, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PROFORMA COMBINED FINANCIAL
STATEMENTS YEAR ENDED JANUARY 31, 1996 AND THE
NINE MONTHS ENDED OCTOBER 31, 1996

  The unaudited proforma combined statements of operations for the twelve months ended
January  31, 1996 and the  nine  months  ended
October 31, 1996 have been prepared assuming the proposed acquisition had occurred at the beginning of the periods presented and reflect the effects of certain adjustments to the historical financial statements that result from the proposed acquisition between MFRI and Midwesco.

(a)Pursuant  to the terms of the Agreement  of
Merger immediately  prior to the effectiveness
of  the  Merger,  Midwesco   will   contribute
certain   assets   and   liabilities   to  New
Midwesco.     The   contributed   assets   and
liabilities relate  to the other businesses of
Midwesco which will not  be  acquired by MFRI.
The   historical   statement   of   operations
information  of Midwesco has been adjusted  to
reflect   the   operating   results   of   the
businesses that will  be  contributed  to  New
Midwesco.    The  column  "Acquired  Midwesco"
represents the historical operating results of the business that will be acquired by MFRI.

(b)The proforma  adjusted  balance  represents
the   sum  of  the  amounts  included  in  the
following columns: MFRI, Acquired Midwesco and Purchase Adjustments.

(c)As a  result  of  the  step-up  in basis of
certain   property   and   equipment  and  the
recording   of   goodwill,  depreciation   and
amortization expense is increased for the periods shown as follows:

                                                                                NINE
                                                                           MONTHS
                                                            YEAR ENDED         ENDED
                                                            JANUARY 31,    OCTOBER 31,
       ASSETS          AMOUNT       LIFE       METHOD          1996            1996
Machinery         and $ 306,000    10 years   S-L             $ 31,000        $ 23,000
equipment
Goodwill              3,356,000    25 years   S-L             134,000        101,000

(d)Represents  the  estimated  income
tax  expense for MFRI of 38% for  the
year ended  January 31, 1996, and 39%
for the nine months ended October 31,
1996,   based  upon   the   statutory
federal tax  rate  and  an  estimated
state and local tax rate.

(e)The earnings per share calculation
assumes   4,949,000   and   4,967,000
weighted  average  number  of  shares
outstanding   for   the   year  ended
January 31, 1996 and the nine  months
ended October 31, 1996, respectively,
computed as follows:

                                                                      NINE
                                                                 MONTHS
                                              YEAR ENDED            ENDED
                                              JANUARY 31,         OCTOBER 31,
                                                 1996                1996
Historical weighted average number of shares  4,543,000           4,580,000
outstanding
Incremental shares issued in connection with    406,000             406,000
acquisition
Proforma  weighted  average number of shares    4,949,000           4,986,000
outstanding

On   a  proforma  basis  there
would be no difference between
primary    and   fully-diluted
weighted  average   number  of
shares outstanding

(f)The   Midwesco  bank   debt
assumed  in   the  transaction
will  bear  an  interest  rate
pursuant  to  MFRI's  existing
loan agreement.   The interest
rate    under    MFRI's   loan
agreement  is lower  than  the
stated interest  rate  on  the
assumed  Midwesco  bank  debt.
Accordingly,    the   proforma
financial information has been
prepared  assuming   that  the
Midwesco   bank   debt   bears
interest  at  MFRI's effective
interest rate.   The  new debt
is  expected  to bear interest
at approximately  8.25%, a one
percentage   point   reduction
from    the   debt's   current
interest  rate.  The reduction
in the interest  rate  reduced
the  proforma interest expense
by $181,000  and  $89,000  for
the  year  ended  January  31,
1996 and the nine months ended
October        31,       1996,
respectively.

(g)Represents the  elimination
of the equity income  of  MFRI
due   to  the  elimination  of
Midwesco's  investment in MFRI
and  the  elimination  of  the
amortization  of  the  gain on
the  sale  of  the  Perma-Pipe
business    to   MFRI,   which
occurred in 1994.

(h)Included  in   general  and
administrative   expense   are
amounts   paid   by  MFRI   to
Midwesco   pursuant    to    a
Management  Services Agreement
of $564,000 and  $475,000  for
the  year  ended  January  31,
1996 and the nine months ended
October        31,       1996,
respectively.   Subsequent  to
the  acquisition of  Midwesco,
MFRI  and  New  Midwesco  will
enter into  a  New  Management
Services Agreement which  will
provide for the allocation  of
costs     for    any    shared
employees,     services    and
facilities  between  MFRI  and
New Midwesco.  MFRI management
believes    that    the    new
agreement  will not result  in
any   net   change    to   the
historical     general     and
administrative        expenses
included   in   the   proforma
combined financial statements.

            ******

SIGNATURES


Pursuant to the
requirements of the
Securities Exchange Act
of 1934, the registrant
has duly caused this
report to be signed on
its behalf by the
undersigned hereunto duly
authorized.

Date: August 11, 1997
MFRI,INC.



By:/S/ MICHAEL D. BENNETT
    Michael D. Bennett
    Vice President